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                                                                   EXHIBIT 10.14

                                     Amended and Restated as of January 27, 2004
        Corporate Governance and Nominating Committee Approval: January 27, 2004
                                                Board Approval: January 27, 2004

                   AMENDED AND RESTATED COMERICA INCORPORATED
                     NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

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                   AMENDED AND RESTATED COMERICA INCORPORATED
                     NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

                               TABLE OF CONTENTS

SECTION I - PURPOSE.......................................................      1

SECTION II - DEFINITIONS..................................................      1

SECTION III - ELIGIBILITY.................................................      3

SECTION IV - PROCEDURES RELATING TO DEFERRALS.............................      3

SECTION V - CREDITING AND ADJUSTING ACCOUNTS..............................      4

SECTION VI - DISTRIBUTION OF DEFERRED FEES................................      6

SECTION VII - DESIGNATION OF BENEFICIARY..................................      7

SECTION VIII - MISCELLANEOUS PROVISIONS...................................      8

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                   AMENDED AND RESTATED COMERICA INCORPORATED
                     NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

SECTION I -- PURPOSE

         The purpose of the Amended and Restated Comerica Incorporated Non-Employee Director Fee Deferral Plan (the "Plan") is to allow eligible directors to defer their Director Fees, under the conditions provided herein, into a Mutual Fund Unit Account. Eligible directors of the Corporation, directors of any Subsidiary or directors of any Advisory Board may defer all or any portion of their Director Fees into a Mutual Fund Unit Account, as requested by such director.

         The Plan was originally established as the "Comerica Incorporated Plan for Deferring the Payment of Director's Fees." In 1997, such plan was amended and restated as the "Comerica Incorporated Director Fee Deferral Plan." Then on May 21, 1999, the plan was divided into two plans, one of which became the "Comerica Incorporated 1999 Discretionary Director Fee Deferral Plan," and which was subsequently amended and restated on November 26, 2002 as the "Comerica Incorporated Director Fee Deferral Plan," the plan continued herein.(1)

SECTION II - DEFINITIONS

         The following words and phrases, wherever capitalized, shall have the following meanings respectively:

         A. "Advisory Board" means a special board of directors appointed to advise a Subsidiary or unit of the Corporation.

         B. "Beneficiary(ies)" means such individual(s) or entity(ies) designated on the most recent valid Beneficiary Designation Form that the Participant has properly submitted to the Corporation or in accordance with
Section VII of this Plan, if there is no valid Beneficiary designation.

         C. "Beneficiary Designation Form" is the form used to designate the Participant's Beneficiary(ies),C. as modified by the Plan Administrator or the Committee from time to time.

         D. "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

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(1) The second plan which resulted from the division was named the "Comerica
Incorporated 1999 Common Stock Director Fee Deferral Plan," which was amended and restated on November 26, 2002 as the "Comerica Incorporated Common Stock Director Fee Deferral Plan" and was further amended and restated on January 27, 2004 as the "Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan."

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         E. "Committee" means the Corporate Governance and Nominating Committee of the Board of Directors of the Corporation, or any successor committee duly authorized by the Board of Directors of the Corporation.

         F. "Corporation" means Comerica Incorporated, a Delaware corporation, and its successors and assigns.

         G. "Deferral Election Form" is the form used to defer the payment of unearned Director Fees timely submitted by a Participant, as modified by the Plan Administrator or the Committee from time to time.

         H. "Director Fees" means a director's annual retainer, if any, fees earned by the director for performing director duties, including fees for attending board meetings, fees for attending meetings of any committee of the board of the Corporation or its Subsidiaries or Advisory Boards, if any, and fees for serving as chair of any committee of the board of the Corporation or its Subsidiaries or an Advisory Board, if any.

         I. "Mutual Fund Unit" means a unit equivalent to a mutual fund share that is maintained for the benefit of a Participant in a Mutual Fund Unit Account of such Participant.

         J. "Mutual Fund Unit Account" means an account established under
Section V of this Plan, solely for bookkeeping purposes, in the name of each Participant to record those Director Fees that have been deferred to such account and the earnings thereon.

         K. "Participant" means an eligible director meeting the requirements of
Section III below, for whom a Mutual Fund Unit Account is maintained under the Plan.

         L. "Plan" means the Amended and Restated Comerica Incorporated Non-Employee Director Fee Deferral Plan, the provisions of which are set forth herein, as it may be further amended and restated from time to time.

         M. "Plan Administrator" means one or more individuals appointed by the Committee to handle the day-to-day administration of the Plan.

         N. "Reallocation of Existing Account Balances Form" is the form used to reallocate previously deferred Director Fees, as modified by the Plan Administrator from time to time.

         O. "Reallocation of Future Deferrals Form" is the form used to reallocate Director Fees to be earned in the future, as modified by the Plan Administrator from time to time.

         P. "Subsidiary" means any corporation, partnership or other entity, a majority of whose stock or interests is or are owned by the Corporation.

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         Q. "Unforeseeable Emergency" means a severe financial hardship to the
Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (within the meaning of Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

SECTION III - ELIGIBILITY

         Each director of the Corporation, each director of any Subsidiary and each director of any Advisory Board shall be eligible to participate in the Plan, provided any such director is not an employee of the Corporation or any Subsidiary of the Corporation.

SECTION IV - PROCEDURES RELATING TO DEFERRALS

    A.       Deferral of Director Fees. Eligible directors of the
    Corporation, of any Subsidiary, and of any Advisory Board may defer any portion (0% - 100%) of their Director Fees under this Plan.

         1. Deferral Period. Director Fees may be deferred pursuant to this Section IV(A) for the period specified by the Participant in a Deferral Election Form; provided, however, that in no event shall the period of deferral exceed ten (10) years from the date of distribution of the first installment. The minimum period of deferral for Director Fees deferred pursuant to this
                  Section IV(A) shall be the lesser of the number of years remaining before regular retirement, as defined in Section IV(B), or five years from the date of service for which the Director Fees became payable, notwithstanding the deferral election under this Plan.

         2. Deferred Director Fees. Once Director Fees are deferred under this Plan, a director may not receive distributions of such deferred amounts, except in accordance with Section VI of this Plan.

         B. Regular Retirement. An eligible director of the Corporation shall retire from the board of the Corporation as provided in the Corporation's Corporate Governance Guidelines, as amended from time to time. An eligible director of any Subsidiary or of any Advisory Board shall retire from the board on which he or she serves as determined from time to time by the Corporation. Nothing contained in this Plan shall entitle a Participant to serve beyond the term for which he or she was elected or appointed to the board(s) on which he or she serves.

         C. Deferral Procedures. Any eligible director wishing to defer Director Fees must submit a Deferral Election Form to Retirement Services, Deferred Compensation Group, MC 3431, P.O. Box 75000, Detroit, Michigan 48275-3431 or to such other unit or person as designated by the Committee from time to time, prior to the beginning of

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the calendar year during which the Director Fees are to be earned. However, any newly-appointed or newly-elected director may submit a Deferral Election Form with respect to unearned Director Fees within thirty (30) days of his or her appointment or election. A deferral election pursuant to this Plan may cover all or a portion (0% - 100%) of the Director Fees which may be deferred, and shall designate into which mutual fund and in what proportions the Director Fees should be recorded.

         In the event a Participant does not indicate an appropriate minimum deferral period in a Deferral Election Form, such Participant's applicable Director Fees shall be deferred for a period of five years from the date of service for which the Director Fees became payable, notwithstanding the deferral election under this Plan. If a Participant does not indicate the method of deferral, such Director Fees shall be paid out in a single lump sum at the end of the deferral period.

         D. Modifications/Irrevocability. If a director has submitted a Deferral Election Form relating to Director Fees to be earned in the future, he or she may modify or cancel such election by submitting a new Deferral Election Form, so long as the modification or cancellation is made prior to the beginning of the calendar year in which such Director Fees will be earned. Any such Deferral Election Form will supersede any previous Deferral Election Form as it relates to Director Fees to be earned in future calendar years. No revocation or modification can be made with respect to Director Fees which have already been earned.

SECTION V - CREDITING AND ADJUSTING ACCOUNTS

    A. Value of Mutual Fund Unit Account. Director Fees which have been deferred under this Plan shall be credited to Mutual Fund Unit Accounts created by and recorded on the books of the Corporation from time to time. Each Mutual Fund Unit Account shall be adjusted as follows:

         1. A Participant's Mutual Fund Unit Account shall be deemed to be invested in one or more of the mutual funds offered for investment by the Committee and designated by each Participant for his or her account. In the event the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Plan, or otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Plan, the purchase price for Mutual Fund Units shall be the actual price of the corresponding shares purchased by the Corporation on the open market, provided such purchase(s) occur within 40 business days of the date the Director Fees would have otherwise been paid to the director had they not been deferred. The Mutual Fund Unit Accounts of directors deferring fees from the same annual retainer payment or the same meeting will be credited on the same basis (e.g., by averaging prices) if stock is purchased on different days. No Participant shall have any right to vote any shares of the mutual funds held in

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         the rabbi trust or otherwise owned by the Corporation in respect of its obligations hereunder.

         In the event that the Corporation, in its sole and absolute discretion, has not established a rabbi trust, and has not otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Plan, the purchase price for Mutual Fund Units under this Plan shall be based upon the closing price for the corresponding mutual fund shares on the exchange on which the relevant mutual fund is listed or the market on which such mutual fund is traded on the day that the Director Fees would have otherwise been paid to the director had they not been deferred.

      2. A Participant's Mutual Fund Unit Account shall be charged each business day with any distributions made on such day. Such account shall also be credited with earnings, gains and losses each business day, using the closing price for the designated mutual fund on the exchange on which such mutual fund is listed or the market on which such mutual fund is traded as of the most recent prior trading day. Dividends shall be deemed to be reinvested in like mutual funds and shall be credited at the time actual dividends are paid, with the number of Mutual Fund Units attributable to a dividend being calculated by dividing the dollar amount of the dividend by the closing price of a share of the designated mutual fund on the dividend payment date, provided that if the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Plan, or otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Plan, then dividends shall be credited based on the purchase price(s) for the mutual fund shares determined as in Section V(A)(1) above. Finally, a Participant's Mutual Fund Unit Account shall be credited with the amount, if any, of Director Fees deferred and designated to be credited to such account during each quarter, or on a more frequent basis if deemed appropriate by the Committee.

      B. Reallocation of Existing Account Balances. Each Participant may reallocate all or a portion of his or her existing Mutual Fund Unit Account to an alternate mutual fund or funds, as an investment option with respect to existing deferred Director Fees, by properly submitting a Reallocation of Existing Account Balances Form to the Corporation. To the extent the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Plan or has otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Plan, (1) the Plan Administrator may delay any reallocation request because of a trading blackout period or any other trading restriction which may be imposed on the Corporation, whether voluntary or involuntary, and (2) no transfers between investment options will be allowed if prohibited by the rules

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applicable to the particular mutual fund from or to which a transfer is to be made or by rules adopted by the Plan Administrator and communicated to the Participants.

         C. Reallocation of Future Deferral Elections. Each Participant may reallocate all or a portion of his or her Mutual Fund Unit Account to change prospectively the percentage(s) of an investment and/or designate an alternate mutual fund or funds, as an investment option with respect to future deferred Director Fees by properly submitting a Reallocation of Future Deferral Elections Form to the Corporation. To the extent the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Plan or has otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Plan, the Plan Administrator may delay any reallocation request because of a trading blackout period or any other trading restriction which may be imposed on the Corporation, whether voluntary or involuntary.

SECTION VI - DISTRIBUTION OF DEFERRED FEES

         A. Time and Manner. Subject to the provisions of Section IV of this Plan, distribution of the Participant's Mutual Fund Unit Account shall be made in cash at such time and in such manner, i.e., a lump sum or installments, as the Participant has specified in the Deferral Election Form.

         1. Lump Sum Distributions. A lump sum distribution under a lump sum distribution option shall be made to the Participant in cash, in one lump sum. A lump sum will also be the method of payment used in the event that a Participant fails to indicate a payment method.

         2. Installment Distributions. Installment distributions under an installment distribution option shall be made to the Participant in cash in installments over a period of time, not exceed ten (10) years from the date of distribution of the first installment, as specified by the Participant on the applicable Deferral Election Form. A Participant may choose an applicable installment period from the options designated by the Corporation on the Deferral Election Form. The amount of each installment payment shall be determined by multiplying the balance of the Mutual Fund Unit Account on the date the installment is scheduled to be paid by a fraction, the numerator of which is one and the denominator of which is the number of unpaid installments remaining at such time.

            a. Less than $10,000. If, at the time an installment distribution of a Mutual Fund Unit Account is scheduled to commence, the fair market value of all the Mutual Fund Units in such account does not exceed $10,000, notwithstanding an election by the Participant that such account be distributed in installments, the balance of such account shall be distributed to the Participant in a lump sum, in cash. For

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                  purposes of this Section VI(A)(2)(a), the fair market value of a Mutual Fund Unit shall be based on the closing price of the corresponding mutual fund on the exchange on which such mutual fund is listed or the market on which such mutual fund is traded, on the trading day prior to the distribution of either the lump sum payment or installment payment.

         3. Death. Notwithstanding any other provision of the Plan, upon the death of a Participant, the remaining balance of his or her Mutual Fund Unit Account shall be distributed in one lump sum to the Participant's Beneficiary(ies) as soon as practicable after the date the Corporation receives notice of the Participant's death.

      B. Hardship Distributions. In the event of an Unforeseeable Emergency involving a Participant which occurs prior to distribution of the entire balance of the Participant's Mutual Fund Unit Account, the Committee may, in its sole discretion, distribute to the Participant in a single distribution, an amount in cash, equal to such portion of such account as shall be necessary, in the judgment of the Committee, to alleviate the financial hardship occasioned by the Unforeseeable Emergency. Any Participant desiring a distribution under the Plan on account of an Unforeseeable Emergency shall submit to the Committee a written request for such distribution which sets forth in reasonable detail the Unforeseeable Emergency which would cause the Participant severe financial hardship, and the amount which the Participant believes to be necessary to alleviate the financial hardship. In determining whether to grant any requested hardship distribution, the Committee shall apply the standards of Section 1.457-2(h)(4) of the Regulations under the Code (or any successor regulations dealing with the same subject matter), the provisions of which are incorporated herein by reference.

SECTION VII - DESIGNATION OF BENEFICIARY

      Upon becoming a Participant of the Plan, each director shall submit to Retirement Services, Deferred Compensation Group, MC 3431, P.O. Box 75000, Detroit, Michigan 48275-3431 (or to such other unit or person as designated by the Committee from time to time) a Beneficiary Designation Form designating one or more Beneficiaries to whom distributions otherwise due the Participant, shall be made in a lump sum payment in the event of the Participant's death before distribution of the Participant's Mutual Fund Unit Account has been completed. A Beneficiary Designation Form will be effective only if it is signed by the Participant and submitted before the Participant's death. Any subsequent Beneficiary Designation Form properly submitted will supersede any previous Beneficiary Designation Form so submitted. If a Participant designates a spouse as a Beneficiary, such designation shall automatically terminate and be of no effect following the divorce of the Participant and such individual, unless ratified in writing post-divorce.

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      If the primary Beneficiary shall predecease the Participant, or the primary Beneficiary and the Participant die in a common disaster under such circumstances that it is impossible to determine who survived the other, the portion of the Mutual Fund Unit Account that remains undistributed at the time of the Participant's death shall be paid to the alternate Beneficiary(ies) who survive(s) the Participant. If there are no alternate Beneficiaries living or in existence at the date of the Participant's death, or if the Participant has not submitted a valid Beneficiary Designation Form to the Corporation, the balance of the account shall be paid in a lump sum distribution to the legal representative for the benefit of the Participant's estate.

SECTION VIII - MISCELLANEOUS PROVISIONS

      A. Participant Consent. By electing to defer compensation pursuant to the Plan, Participants shall be deemed conclusively to have accepted and consented to all terms of the Plan as amended from time to time, and all actions or decisions made or to be made by the Corporation, the Board of Directors, the Committee or the Plan Administrator with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

      B. Notice. Any election made, or notice given by a Participant pursuant to the Plan shall be in writing to the Committee, or to such representative as may be designated by the Committee for such purpose. Notice shall be deemed to have been made or given on the date received by the Committee or its designated representative.

      C. Competency. If the Committee determines that any person to whom a payment is due hereunder is a minor, or is adjudicated incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian for the benefit of the minor or incompetent, without responsibility of the Corporation or the Committee to see to the application of such payment, unless prior to such payment claim is made therefore by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Corporation, the Board of Directors and the Committee.

      D. Nonalienation of Benefits. Neither the Participant nor any Beneficiary designated by him or her shall have any right to alienate, assign, or encumber any benefits that are or may be distributed hereunder, nor may any such amount be subject to attachment, garnishment, levy, execution or other legal or equitable process for the debts, contracts, liabilities, engagements or acts of any Participant or Beneficiary.

      E. Administration of Plan. Full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee. To the extent permitted by law, the Committee may delegate any authority it possesses to the Plan Administrator. To the extent the Committee has delegated authority concerning a matter to the Plan Administrator, any reference in the Plan to the "Committee" insofar as it pertains to

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such matter, shall refer likewise to the Plan Administrator. Decisions of the
Committee shall be final, conclusive, and binding upon all parties.

      F. Fees and Expenses of Administration. If the Committee so determines, reasonable trustee's fees (if applicable) and reasonable out-of-pocket expenses of administering the Plan may be ratably deducted (using average balances) on an annual basis from Mutual Fund Unit Accounts. In the event the Corporation, in its sole and absolute discretion, has established a rabbi trust for its own benefit to fund the Corporation's obligations under this Plan, or otherwise purchased shares to be held in its own name, or for its own account (as general assets of the Corporation), that may be used for meeting its obligations to provide benefits under this Plan and fees of any kind, including, without limitation, redemption fees, are assessed or imposed thereto by a mutual fund company in connection with any purchase or sale, including, without limitation, a Participant's early trading activity, such fees shall be charged to the applicable Participant's Mutual Fund Unit Account.

      G. Amendment or Termination. The Board of Directors of the Corporation may amend or terminate this Plan at any time. The Committee also maintains the right to make amendments to the Plan, to the extent that such amendments pertain to the administration of the Plan. Any amendment or termination of this Plan shall not adversely affect the rights of Participants or Beneficiaries to the amounts in the Mutual Fund Unit Account at the time of such amendment or termination without such Participant's or Beneficiary's consent.

      H. Effective Date. The terms of this Plan shall apply to all Director Fees deferred under this Plan or one of its predecessors on and after January 1, 1997, except to the extent that retroactive application would adversely affect the rights of a Participant or Beneficiary to the amounts in the applicable Mutual Fund Unit Account at the time of the adoption of this amendment and restatement of the Plan.

      I. Statements to Participants. Statements will be provided to Participants under the Plan on at least an annual basis.

      J. Nonforfeitability of Participant Accounts. Each Participant shall be fully vested in his or her Mutual Fund Unit Account, and the right to receive the amounts in the Mutual Fund Unit Account shall be nonforfeitable.

      K. Successors Bound. The contractual agreement between the Corporation and each Participant resulting from the execution of a Deferral Election Form shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and to the Participant and to the Participant's beneficiaries, heirs, executors, administrators and other legal representatives.

      L. Governing Law and Rules of Construction. This Plan shall be governed in all respects, whether as to construction, validity or otherwise, by the laws of the State of Delaware unless preempted by federal law. Each provision of this Plan shall be treated

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as severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained herein. It is the intention of the Corporation that the Plan established hereunder be "unfunded" for income tax purposes, whether or not the Corporation establishes a rabbi trust, and the provisions hereof shall be construed in a manner to carry out that intention.

      M. Ownership of Deferred Director Fees and Continued Director Status. Title to and beneficial ownership of any assets, of whatever nature, which may be allocated by the Corporation to any Mutual Fund Unit Account in the name of any Participant shall at all times remain with the Corporation and its Subsidiaries, and no Participant or Beneficiary shall have any property interest whatsoever in any specific assets of the Corporation or its Subsidiaries by reason of the establishment of the Plan. The rights of each Participant and Beneficiary hereunder shall be limited to enforcing the unfunded, unsecured promise of the Corporation and its Subsidiaries to pay benefits under the Plan, and the status of any Participant or Beneficiary shall be that of an unsecured general creditor of the Corporation and its Subsidiaries. Neither the establishment of the Plan nor the distribution of any benefits hereunder or any action of the Corporation, its Board of Directors or any committee thereto, shall be held or construed to confer upon any person the legal right to remain a director of the Corporation or any Subsidiary or any Advisory Board.

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